Exhibit 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350

(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the quarterly report on Form 10-Q of PGT, Inc. (the “Company”) for the quarterly period ended October 1, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rodney Hershberger, as President and Chief Executive Officer of the Company, and Jeffrey T. Jackson, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rodney Hershberger

Rodney Hershberger
President and Chief Executive Officer

/s/ Jeffrey T. Jackson

Jeffrey T. Jackson
Executive Vice President and Chief Financial Officer

Date: November 10, 2011

A signed original of this written statement required by Section 906 has been provided to PGT, Inc. and will be retained by PGT, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.